UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 West Union Street
Pasadena, California 91103
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2022, the board of directors (the “Board”) of Heliogen, Inc. (the “Company”), announced the appointment of Barbara J. Burger, PhD, to serve as a Class II director for a term expiring at the 2023 annual meeting of stockholders, effective September 12, 2022. Dr. Burger will also join the compensation committee of the Board at that time.

Dr. Burger was mostly recently the Vice President, Innovation at Chevron and President of Chevron Technology Ventures from June 2013 to April 2022. Previously, Dr. Burger held a number of management positions at Chevron across International Marketing, Chemicals, Technology Marketing, Lubricants, Ventures, and Innovation. Dr. Burger has also held a wide range of civic and industrial leadership governing board and advisory council positions including the MIT Energy Initiative, Houston Exponential, Houston Symphony Society, Oil and Gas Climate Initiative Climate Investment LLP, the National Renewable Energy Laboratory, Greentown Houston, Activate, and Rice University’s Corporate Innovation Practice. Dr. Burger has spent most of her career focused on the big challenges in energy transition, equity, and access to education. She has been recently named to Emerald Technology Ventures Advisory Council and the Greentown Labs Board of Directors. Dr. Burger is an active alumnus of the University of Rochester where she serves on the Board of Trustees and chairs the River Campus Libraries National Council. She also established the Barbara J. Burger Endowed Scholarship in the Sciences and founded the Barbara J. Burger iZone, where students generate, refine, and communicate ideas for social, cultural, community and economic impact. At the California Institute of Technology, Dr. Burger supports graduate women in chemistry and serves on the Strategic Advisory Board for the Resnick Sustainability Institute. Dr. Burger holds a bachelor’s degree in chemistry from the University of Rochester, a PhD degree in chemistry from the California Institute of Technology and an MBA degree in finance, with academic honors, from the University of California, Berkeley.

Dr. Burger’s compensation will be consistent with the Company’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on June 7, 2022, under the heading “Non-Employee Director Compensation Policy.” Dr. Burger’s compensation will be prorated to reflect the commencement date of her Board service.

The Board has determined that Dr. Burger is an independent director under the listing standards of The New York Stock Exchange (the “NYSE”) and meets the additional independence requirements of the NYSE and SEC with respect to members of the compensation committee of the Board.

There are no arrangements or understandings between Dr. Burger and any other person pursuant to which Dr. Burger was selected as a director of the Company. There are also no family relationships between Dr. Burger and any director or executive officer of the Company and Dr. Burger does not have any direct or indirect material interest in any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure

On September 14, 2022, the Company issued a press release announcing the appointment of Dr. Burger as a director of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

/s/ Christiana Obiaya
Christiana Obiaya
Dated:	September 14, 2022	Chief Financial Officer